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                                                                    EXHIBIT 23.3


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
  Vintage Wine Trust, Inc.
San Rafael, California

We consent to the use in this Registration Statement on Form S-11 of our report dated November 8, 2005, relating the consolidated financial statements and supplemental schedule of Vintage Wine Trust Inc. and subsidiaries (the "Company"), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

/S/ DELOITTE & TOUCHE LLP
San Francisco, California
November 10, 2005